Exhibit 99.1

News Release
nVent Announces Fourth Quarter and Full-Year 2022 Financial Results
Outstanding growth and execution delivers record performance
•Fourth quarter reported sales of $742 million, up 11%; Organically up 15%
•Fourth quarter reported EPS of $0.94, up 141%; Adjusted EPS of $0.66, up 32%
•Full-year reported sales of $2.9 billion, up 18%; Organically up 20%
•Full-year reported EPS of $2.38, up 48%; Adjusted EPS of $2.40, up 22%
•Full-year Cash Flows from Operations of $395 million; Free Cash Flow of $351 million
•Company issues full-year 2023 guidance:
◦Reported sales growth of 3% to 5%; Organic sales growth of 4% to 6%
◦Reported EPS of $2.16 to $2.26; Adjusted EPS of $2.51 to $2.61
Reconciliations of GAAP (reported) to Non-GAAP measures are in the attached financial tables.
LONDON, UNITED KINGDOM – February 7, 2023 – nVent Electric plc (NYSE:NVT) (“nVent”), a global leader in electrical connection and protection solutions, today announced financial results for the fourth quarter and full-year 2022 and provides guidance for the first quarter and full-year 2023.
"2022 was an outstanding year for nVent. Fourth quarter sales grew double-digits with broad-based growth across all segments and verticals. For the full year, we had impressive growth and strong execution resulting in record sales of $2.9 billion, margin expansion and robust cash flow," said Beth Wozniak, nVent's chief executive officer.
“I'm very proud of what our team accomplished in 2022 as we continued to execute on our growth strategy. We launched 59 new products, focused on high-growth verticals, advanced our digital transformation, and our acquisition sales growth exceeded overall nVent growth. The electrification of everything, sustainability, and digitalization are driving demand for our products and solutions. Our portfolio today is stronger and well positioned for sales growth and margin expansion in 2023. Our future is bright at nVent."
Fourth quarter sales of $742 million were up 11 percent relative to the fourth quarter 2021 and increased 15 percent organically, which excludes the impact from currency fluctuations. Fourth quarter 2022 earnings per diluted share (“EPS”) were $0.94, up 141% from $0.39 in the prior year, while on an adjusted basis, the company had EPS of $0.66, up 32% from $0.50. Full-year sales of $2.9 billion were up 18 percent relative to full-year 2021 and increased 20 percent organically. Full-year 2022 EPS were $2.38, up 48% from $1.61 in the prior year, while on an adjusted basis, the company had EPS of $2.40, up 22% from $1.96 in the prior year. Segment income, adjusted net income, free cash flow and adjusted EPS are described in the attached schedules.
Fourth quarter 2022 operating income was $125 million, up 40%, compared to $89 million in the fourth quarter of 2021. On an adjusted basis, segment income was $144 million, up 31%, compared to $110 million in the fourth quarter of 2021. Full-year 2022 operating income was $440 million, up 24%, compared to $355 million in 2021. On an adjusted basis, segment income was $524 million, up 20%, compared to $436 million in full-year 2021.
nVent had net cash provided by operating activities of $195 million in the fourth quarter and free cash flow of $180 million. Full-year net cash provided by operating activities was $395 million and free cash flow was $351 million.

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FOURTH QUARTER PERFORMANCE ($ in millions)

nVent Electric plc
	Three months ended
	December 31, 2022	December 31, 2021	% / point change
Net Sales	$742	$669	11%
Organic			15%
Operating Income	$125	$89	40%
Reported ROS	16.9%	13.3%
Segment Income	$144	$110	31%
Adjusted ROS	19.4%	16.5%	290 bps

Enclosures
	Three months ended
	December 31, 2022	December 31, 2021	% / point change
Net Sales	$376	$332	13%
Organic			17%
ROS	19.2%	13.0%	620 bps

Electrical & Fastening Solutions
	Three months ended
	December 31, 2022	December 31, 2021	% / point change
Net Sales	$194	$171	13%
Organic			16%
ROS	27.5%	26.3%	120 bps

Thermal Management
	Three months ended
	December 31, 2022	December 31, 2021	% / point change
Net Sales	$172	$166	4%
Organic			9%
ROS	25.7%	26.4%	-70bps

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FULL-YEAR PERFORMANCE ($ in millions)

nVent Electric plc
	Full-Year
	December 31, 2022	December 31, 2021	% / point change
Net Sales	$2,909	$2,462	18%
Organic			20%
Operating Income	$440	$355	24%
Reported ROS	15.1%	14.4%
Segment Income	$524	$436	20%
Adjusted ROS	18.0%	17.7%	30 bps

Enclosures
	Full-Year
	December 31, 2022	December 31, 2021	% / point change
Net Sales	$1,504	$1,245	21%
Organic			21%
ROS	17.0%	16.2%	80 bps

Electrical & Fastening Solutions
	Full-Year
	December 31, 2022	December 31, 2021	% / point change
Net Sales	$791	$658	20%
Organic			24%
ROS	27.8%	27.6%	20 bps

Thermal Management
	Full-Year
	December 31, 2022	December 31, 2021	% / point change
Net Sales	$614	$560	10%
Organic			14%
ROS	22.9%	21.7%	120 bps

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GUIDANCE FOR FULL-YEAR AND FIRST QUARTER 2023
The company introduces 2023 sales guidance of up 3 to 5 percent, which represents a range of a 4 to 6 percent increase in organic sales versus the prior year. The company expects full-year 2023 EPS on a GAAP basis of $2.16 to $2.26 and $2.51 to $2.61 on an adjusted basis.
In addition, the company estimates reported sales for the first quarter of 2023 to be in the range of up 3 to 5 percent, which represents a 5 to 7 percent increase on an organic basis. The company estimates first quarter 2023 EPS on a GAAP basis of $0.47 to $0.49 and adjusted EPS of $0.56 to $0.58.
DIVIDENDS
nVent previously announced on September 27, 2022 that its Board of Directors approved a regular cash dividend of $0.175 per ordinary share, which was paid during the fourth quarter on November 4, 2022. The company also announced on December 13, 2022 that its Board of Directors approved a regular cash dividend of $0.175 per ordinary share, paid during the first quarter on February 3, 2023.

EARNINGS CONFERENCE CALL
nVent’s management team will discuss the company’s fourth quarter and full-year performance on a conference call with analysts and investors at 10:00 a.m. Eastern today. A live audio webcast of the conference call and materials will be available through the “Investor Relations” section of the company’s website (https://investors.nvent.com). To participate, please dial 1-833-630-1071 or 1-412-317-1832 approximately ten minutes before the 10:00 a.m. ET start. A replay of the conference call will be made accessible once it becomes available and will remain accessible through February 21, 2023 by dialing 1-877-344-7529 or 1-412-317-0088, along with the access code 1387802.
About nVent
nVent is a leading global provider of electrical connection and protection solutions. We believe our inventive electrical solutions enable safer systems and ensure a more secure world. We design, manufacture, market, install and service high performance products and solutions that connect and protect some of the world's most sensitive equipment, buildings and critical processes. We offer a comprehensive range of enclosures, electrical connections and fastening and thermal management solutions across industry-leading brands that are recognized globally for quality, reliability and innovation. Our principal office is in London and our management office is in Minneapolis. Our robust portfolio of leading electrical product brands dates back more than 100 years and includes nVent CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER.
nVent, CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER are trademarks owned or licensed by nVent Services GmbH or its affiliates.

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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “forecasts,” “should,” “would,” “positioned,” “strategy,” “future,” “are confident,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. All projections in this press release are also forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include adverse effects on our business operations or financial results, including due to the overall global economic and business conditions impacting our business;the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions; competition and pricing pressures in the markets we serve, including the impacts of tariffs; volatility in currency exchange rates, interest rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; inability to mitigate material and other cost inflation; risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging and transportation; increased risks associated with operating foreign businesses, including risks associated with the conflict between Russia and Ukraine and related sanctions; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the impact of the novel coronavirus 2019 ("COVID-19") pandemic; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date of this press release. nVent assumes no obligation, and disclaims any obligation, to update the information contained in this press release.

Investor Contact
Tony Riter
Vice President, Investor Relations
nVent
763.204.7750
Tony.Riter@nVent.com

Media Contact
Stacey Wempen
Director, External Communications
nVent
763.204.7857
Stacey.Wempen@nVent.com
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nVent Electric plc
Condensed Consolidated Statements of Income (Unaudited)

	Three months ended		Twelve months ended
In millions, except per-share data	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net sales	$741.6	$669.0	$2,909.0	$2,462.0
Cost of goods sold	450.0	421.8	1,812.3	1,520.1
Gross profit	291.6	247.2	1,096.7	941.9
% of net sales	39.3%	37.0%	37.7%	38.3%
Selling, general and administrative	150.7	145.8	595.9	537.9
% of net sales	20.3%	21.8%	20.5%	21.8%
Research and development	15.8	12.4	60.4	48.6
% of net sales	2.1%	1.9%	2.1%	2.0%
Operating income	125.1	89.0	440.4	355.4
% of net sales	16.9%	13.3%	15.1%	14.4%
Net interest expense	8.4	7.9	31.2	32.3
Loss on early extinguishment of debt	—	15.2	—	15.2
Other expense (income)	(65.7)	(14.6)	(63.4)	(12.8)
Income before income taxes	182.4	80.5	472.6	320.7
Provision for income taxes	23.7	13.5	72.8	47.8
Effective tax rate	13.0%	16.8%	15.4%	14.9%
Net income	$158.7	$67.0	$399.8	$272.9
Earnings per ordinary share
Basic	$0.95	$0.40	$2.40	$1.63
Diluted	$0.94	$0.39	$2.38	$1.61
Weighted average ordinary shares outstanding
Basic	166.2	167.7	166.3	167.9
Diluted	168.4	170.1	168.3	169.7
Cash dividends paid per ordinary share	$0.175	$0.175	$0.70	$0.70

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nVent Electric plc
Condensed Consolidated Balance Sheets (Unaudited)

	December 31, 2022	December 31, 2021
In millions
Assets
Current assets
Cash and cash equivalents	$297.5	$49.5
Accounts and notes receivable, net	472.5	438.1
Inventories	346.7	321.9
Other current assets	112.5	102.0
Total current assets	1,229.2	911.5
Property, plant and equipment, net	289.2	291.1
Other assets
Goodwill	2,178.1	2,186.7
Intangibles, net	1,066.1	1,143.8
Other non-current assets	139.6	141.1
Total other assets	3,383.8	3,471.6
Total assets	$4,902.2	$4,674.2
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$15.0	$5.0
Accounts payable	252.1	261.0
Employee compensation and benefits	109.3	113.9
Other current liabilities	273.1	256.4
Total current liabilities	649.5	636.3
Other liabilities
Long-term debt	1,068.2	994.2
Pension and other post-retirement compensation and benefits	128.5	208.1
Deferred tax liabilities	199.6	210.3
Other non-current liabilities	124.7	129.2
Total liabilities	2,170.5	2,178.1
Equity	2,731.7	2,496.1
Total liabilities and equity	$4,902.2	$4,674.2

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nVent Electric plc
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Twelve months ended
In millions	December 31, 2022	December 31, 2021
Operating activities
Net income	$399.8	$272.9
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Depreciation	43.5	40.9
Amortization	70.7	67.5
Deferred income taxes	(13.6)	(18.8)
Share-based compensation	25.0	16.6
Loss on early extinguishment of debt	—	15.2
Pension and other post-retirement expense (income)	(61.4)	(9.5)
Pension and other post-retirement contributions	(5.5)	(6.5)
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	(45.9)	(104.2)
Inventories	(34.7)	(74.0)
Other current assets	13.4	(7.6)
Accounts payable	(4.7)	73.7
Employee compensation and benefits	(2.1)	43.6
Other current liabilities	18.1	59.3
Other non-current assets and liabilities	(8.0)	4.2
Net cash provided by (used for) operating activities	394.6	373.3
Investing activities
Capital expenditures	(45.9)	(39.5)
Proceeds from sale of property and equipment	2.0	0.6
Acquisitions, net of cash acquired	(8.6)	(235.1)
Net cash provided by (used for) investing activities	(52.5)	(274.0)
Financing activities
Net receipts (repayments) of revolving credit facility	(106.7)	72.1
Proceeds from long-term debt	200.0	300.0
Repayments of long-term debt	(10.0)	(318.7)
Settlement of cross currency swaps	10.0	—
Settlement of interest rate swap	—	9.6
Debt issuance costs	—	(5.4)
Premium paid on early extinguishment of debt	—	(15.2)
Dividends paid	(117.0)	(117.7)
Shares issued to employees, net of shares withheld	7.5	20.0
Repurchases of ordinary shares	(65.9)	(111.5)
Net cash provided by (used for) financing activities	(82.1)	(166.8)
Effect of exchange rate changes on cash and cash equivalents	(12.0)	(5.5)
Change in cash and cash equivalents	248.0	(73.0)
Cash and cash equivalents, beginning of period	49.5	122.5
Cash and cash equivalents, end of period	$297.5	$49.5
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nVent Electric plc
Supplemental Financial Information by Reportable Segment (Unaudited)

	2022
In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales
Enclosures	$359.4	$380.8	$387.7	$375.8	$1,503.7
Electrical & Fastening Solutions	187.6	200.9	209.2	193.7	791.4
Thermal Management	147.7	145.8	148.3	172.1	613.9
Total	$694.7	$727.5	$745.2	$741.6	$2,909.0
Segment income (loss)
Enclosures	$50.3	$61.5	$71.9	$72.3	$256.0
Electrical & Fastening Solutions	47.1	58.8	60.8	53.2	219.9
Thermal Management	32.4	28.3	35.9	44.2	140.8
Other	(19.6)	(23.4)	(24.6)	(25.5)	(93.1)
Total	$110.2	$125.2	$144.0	$144.2	$523.6
Return on sales
Enclosures	14.0%	16.2%	18.5%	19.2%	17.0%
Electrical & Fastening Solutions	25.1%	29.3%	29.1%	27.5%	27.8%
Thermal Management	21.9%	19.4%	24.2%	25.7%	22.9%
Total	15.9%	17.2%	19.3%	19.4%	18.0%

	2021
In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales
Enclosures	$277.0	$300.4	$335.2	$332.2	$1,244.8
Electrical & Fastening Solutions	147.9	169.2	169.3	171.1	657.5
Thermal Management	124.0	131.7	138.3	165.7	559.7
Total	$548.9	$601.3	$642.8	$669.0	$2,462.0
Segment income (loss)
Enclosures	$48.8	$53.7	$56.4	$43.2	$202.1
Electrical & Fastening Solutions	39.2	48.9	48.4	45.0	181.5
Thermal Management	21.0	24.9	31.6	43.7	121.2
Other	(11.9)	(17.3)	(18.2)	(21.6)	(69.0)
Total	$97.1	$110.2	$118.2	$110.3	$435.8
Return on sales
Enclosures	17.6%	17.9%	16.8%	13.0%	16.2%
Electrical & Fastening Solutions	26.5%	28.9%	28.6%	26.3%	27.6%
Thermal Management	16.9%	18.9%	22.8%	26.4%	21.7%
Total	17.7%	18.3%	18.4%	16.5%	17.7%

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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the year ended December 31, 2022 excluding the effect of adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$694.7	$727.5	$745.2	$741.6	2,909.0
Operating income	90.1	104.7	120.5	125.1	440.4
% of net sales	13.0%	14.4%	16.2%	16.9%	15.1%
Adjustments:
Restructuring and other	2.0	2.3	5.9	1.5	11.7
Acquisition transaction and integration costs	0.3	0.5	—	—	0.8
Intangible amortization	17.8	17.7	17.6	17.6	70.7
Segment income	$110.2	$125.2	$144.0	$144.2	$523.6
Return on sales	15.9%	17.2%	19.3%	19.4%	18.0%

Net income - as reported	$67.8	$79.9	$93.4	$158.7	$399.8
Adjustments to operating income	20.1	20.5	23.5	19.1	83.2
Pension and other post-retirement mark-to-market gain	—	—	—	(66.3)	(66.3)
Income tax adjustments	(3.4)	(4.3)	(5.2)	0.1	(12.8)
Net income - as adjusted	$84.5	$96.1	$111.7	$111.6	$403.9
Diluted earnings per ordinary share
Diluted earnings per ordinary share - as reported	$0.40	$0.48	$0.55	$0.94	$2.38
Adjustments	0.10	0.09	0.11	(0.28)	0.02
Diluted earnings per ordinary share - as adjusted	$0.50	$0.57	$0.66	$0.66	$2.40
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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the year ended December 31, 2021 excluding the effect of 2021 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$548.9	$601.3	$642.8	$669.0	2,462.0
Operating income	80.4	88.3	97.7	89.0	355.4
% of net sales	14.6%	14.7%	15.2%	13.3%	14.4%
Adjustments:
Restructuring and other	0.8	4.3	1.9	1.8	8.8
Acquisition transaction and integration costs	—	1.6	0.8	1.7	4.1
Intangible amortization	15.9	16.0	17.8	17.8	67.5
Segment income	$97.1	$110.2	$118.2	$110.3	$435.8
Return on sales	17.7%	18.3%	18.4%	16.5%	17.7%

Net income - as reported	$65.4	$66.2	$74.3	$67.0	$272.9
Adjustments to operating income	16.7	21.9	20.5	21.3	80.4
Pension and other post-retirement mark-to-market gain	—	—	—	(15.1)	(15.1)
Loss on early extinguishment of debt	—	—	—	15.2	15.2
Income tax adjustments	(8.7)	(3.8)	(4.0)	(3.8)	(20.4)
Net income - as adjusted	$73.4	$84.3	$90.8	$84.6	$333.0
Diluted earnings per ordinary share
Diluted earnings per ordinary share - as reported	$0.39	$0.39	$0.44	$0.39	$1.61
Adjustments	0.04	0.11	0.09	0.11	0.35
Diluted earnings per ordinary share - as adjusted	$0.43	$0.50	$0.53	$0.50	$1.96
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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the year ending December 31, 2023 excluding the effect of 2023 adjustments (Unaudited)

In millions, except per-share data	Forecast (1)
	First Quarter	Full Year
Net income - as reported	$81	$371
Intangible amortization	18	72
Income tax adjustments	(3)	(13)
Net income - as adjusted	$96	$430
Diluted earnings per ordinary share
Diluted earnings per ordinary share - as reported	$0.47 - $0.49	$2.16 - $2.26
Adjustments	0.09	0.35
Diluted earnings per ordinary share - as adjusted	$0.56 - $0.58	$2.51 - $2.61
(1) Forecast information represents an approximation

nVent Electric plc
Reconciliation of Net Sales Growth to Organic Net Sales Growth by Segment
for the quarter and year ended December 31, 2022 (Unaudited)

	Q4 Net Sales Growth				Full Year Net Sales Growth
	Organic	Currency	Acq./Div.	Total	Organic	Currency	Acq./Div.	Total
nVent	14.8%	(3.9)%	—%	10.9%	20.0%	(3.7)%	1.9%	18.2%
Enclosures	17.0%	(3.9)%	—%	13.1%	20.6%	(3.6)%	3.8%	20.8%
Electrical & Fastening Solutions	16.3%	(3.1)%	—%	13.2%	23.5%	(3.1)%	—%	20.4%
Thermal Management	8.9%	(5.1)%	—%	3.8%	14.3%	(4.6)%	—%	9.7%

nVent Electric plc
Reconciliation of Net Sales Growth to Organic Net Sales Growth
for the quarter ending March 31, 2023 and the year ending December 31, 2023 (Unaudited)

	Forecast (1)
	Q1 Net Sales Growth				Full Year Net Sales Growth
	Organic	Currency	Acq./Div.	Total	Organic	Currency	Acq./Div.	Total
nVent	5 - 7%	(2)%	—%	3 - 5%	4 - 6%	(1)%	—%	3 - 5%
(1) Forecast information represents an approximation

Reconciliation of cash from operating activities to free cash flow (Unaudited)

	Three months ended		Twelve months ended
In millions	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net cash provided by (used for) operating activities	$194.8	$115.2	$394.6	$373.3
Capital expenditures	(15.1)	(14.3)	(45.9)	(39.5)
Proceeds from sale of property and equipment	—	0.5	2.0	0.6
Free cash flow	$179.7	$101.4	$350.7	$334.4